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                                 EXHIBIT 10(h)


                          GRID NOTE: SHORT-TERM LOANS
                       (Money-Market Rate or Prime Rate)

$25,000,000.00             Birmingham, Michigan                 December 8, 1998

         FOR VALUE RECEIVED, the undersigned, PERRIGO COMPANY (Borrower), hereby promises to pay to the order of NATIONAL CITY BANK (Payee) at the office of National City Bank at 1900 East Ninth Street, Cleveland, Ohio 44114-3484, and in lawful money of the United States of America, Twenty-Five Million and No/100ths Dollars (25,000,000.00) or such lesser amount as may be endorsed on this note (or any allonge thereto), together with interest, all as provided below. All interest shall accrue on the basis of a 360-day year and actual days elapsed. In no event shall interest accrue at a greater rate than the maximum rate (if any is established by law) permitted by law.

         1. This note represents an arrangement whereby, for Borrower's convenience, Borrower may, without giving Payee a separate note each time, obtain loans, each (a subject loan) to be designated a PR loan or a fixed-rate loan. Regardless of any fee or other consideration received by Payee, Borrower agrees that Payee may terminate or change the arrangement at any time (a) without prior notice should there occur a default of any kind or anything else deemed by Payee, in its sole discretion, to materially affect Borrower's financial situation or (b) by giving Borrower not less than ten (10) days' prior written notice of the effective date of the termination or change; provided, that this sentence does not give Payee any right to accelerate the maturity of any subject loan prior to the occurrence of any default of any kind.

         2. Whenever Borrower obtains a subject loan, Payee shall (a) make an appropriate entry into a loan account maintained in Payee's books and records or endorse an appropriate entry on this note, or both, each such entry to be prima facie evidence of the information so entered, and (b) disburse the proceeds (in the absence of Borrower's written instructions to the contrary) to the credit of Borrower's general checking account with Payee. Payee shall not transfer this note or seek judgment thereon or file proof of claim thereon without first endorsing on this note the then actual principal balance of this note.

         3. Each PR loan shall be payable on ten (10) days notice to Borrower and shall bear interest at a fluctuating rate which shall, prior to maturity, be equal to Payee's prime rate from time to time in effect and after maturity (whether occurring as aforesaid or by acceleration), be equal to two percent (2%) per annum above Payee's prime rate from time to time in effect, with each change in the prime rate automatically and immediately changing the rate thereafter applicable to the PR loan, except that in no event shall any PR loan bear interest after maturity at a lesser rate than that actually applicable thereto immediately after maturity, all of which interest shall be payable in arrears on the first day of each March, June, September and December and at maturity.


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         4. Each fixed-rate loan shall bear interest prior to maturity at a fixed rate (the contract rate) and be payable on a stated maturity date, the rate and the maturity date each to be agreed upon by Borrower and Payee if and when the fixed-rate loan is made. The interest on each fixed-rate loan shall be payable in arrears at maturity and (if it matures more than ninety (90) days after the date thereof) shall also be payable on the first day of each March, June, September and December. After maturity (whether by lapse of time or acceleration), each fixed-rate loan shall bear interest at a rate per annum equal to two percent (2%) per annum plus either the contract rate or the prime rate, whichever from day to day is the higher. Borrower agrees to indemnify Payee against any loss relating in any way to its funding of any fixed-rate loan paid before its stated maturity (whether a prepayment or a payment following any acceleration of maturity) and to pay Payee, as liquidated damages for any such loss, an amount (discounted to the present value in accordance with standard financial practice at a rate equal to the treasury yield) equal to interest computed on the principal payment from the payment date to the respective stated maturities thereof at a rate equal to the difference of the contract rate less the treasury yield, all as determined by Payee in its reasonable discretion.

         5. By accepting this note Payee agrees that at each maturity of any fixed-rate loan Payee will, so long as no default of any kind shall have begun to exist, grant Borrower such extensions of any then outstanding fixed-rate loan as Borrower may from time to time request, each extension to be in the form of either a fixed-rate loan or a PR loan, (b) if, in the case of any requested extension in the form of a fixed-rate loan, Borrower and Payee shall be unable to agree as to the contract rate or stated maturity date (or both) to be applicable thereto, the extension shall be in the form of a PR loan and (c) Borrower shall have no right to obtain any extension if, prior to Borrower's request therefor, there shall have occurred any default of any kind or Borrower shall have received a notice in accordance with clause (b) of the second sentence of section 1.

         6. As used in this note, except where the context clearly requires otherwise,

         Borrower means Perrigo Company, a Michigan corporation;

         Contract rate is defined in section 4;

         Fixed-rate loan is defined in section 1;

         PR loan is defined in section 1;

         Prime rate means the fluctuation rate, as in effect at the time in question, which from time to time is announced by Payee in Cleveland, Ohio, as being its prime rate thereafter in effect;

         Treasury yield means the annual yield on direct obligations of the United States having a principal amount and maturity similar to that of the principal being paid.


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         7. This note shall be governed by internal Ohio law. Notice shall be deemed to have been duly delivered to Borrower if delivered at Borrower's address set forth below by registered or certified mail, whether or not the notice is actually received; but no other method of giving notice is hereby precluded.



ADDRESS:                                             PERRIGO COMPANY
515 Eastern Avenue
Allegan, Michigan  49010                             By:  James R. Ondersma
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                                                     Title:  Treasurer
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